UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2014
XHIBIT CORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-52678 (Commission File Number)	20-0853320 (IRS Employer Identification No.)

1520 E. Pima St., Phoenix, AZ 85034

(Address of principal executive offices) (Zip Code)

(602) 281-3554

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 Section 1 - Registrant’s Business and Operations

Item 1.02  Termination of a Material Definitive Agreement.

Xhibit Corp.'s wholly-owned subsidiary, SkyMall, LLC (“SkyMall”), provides services to Southwest Airlines Co. (“Southwest”), including but not limited to placement of the SkyMall in-flight catalog on substantially all of Southwest’s flights, pursuant to an Airline Customer Services Agreement dated as of January 1, 2011 between Southwest and SkyMall (the "Agreement").  Although the Agreement expired on December 31, 2013 SkyMall has continued to provide its in-flight catalog to Southwest under the terms of the Agreement.  The Agreement provides for payment to Southwest by SkyMall of a portion of revenue generated from the catalog, plus reimbursement of fuel costs for carrying the catalog.

On December 10, 2014, SkyMall received a notice from Southwest that effective April 1, 2015, Southwest will no longer carry the SkyMall in-flight catalog.  Although sales directly attributed to catalogs placed on Southwest aircraft comprised approximately 7% of SkyMall’s net merchandise sales for the eleven month period ended November 30, 2014, the actual negative impact of removing the in-flight catalog from Southwest flights on SkyMall’s net merchandise sales could be greater than 7%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 16, 2014

Xhibit Corp., a Nevada corporation By: /s/ Scott Wiley Scott Wiley, CFO and Acting CEO